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                                                                   Exhibit 99.20

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

    We hereby consent to the use of our opinion letter, to be dated the date of the Joint Proxy Statement-Prospectus, to the Board of Directors of First Bank System, Inc. included as Appendix D to the Joint Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of U.S. Bancorp, Inc. with and into First Bank System, Inc. and to the references to our firm and to such opinion in such Joint Proxy Statement-Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Merrill Lynch, Pierce, Fenner & Smith
                                          Incorporated

June 17, 1997